Exhibit 10.1

AMENDMENT THREE

TO THE

SAVINGS EQUALIZATION PLAN OF NEWMONT

WHEREAS, the Savings Equalization Plan of Newmont (the “Plan”) was restated by Newmont USA Limited (the “Plan Sponsor”) effective December 31, 2008; and

WHEREAS, the Plan Sponsor wishes to amend the Plan effective January 1, 2013; and

WHEREAS, Section 9.02 of the Plan authorizes the Plan Sponsor to amend the Plan from time to time.

NOW, THEREFORE, the Plan is hereby amended effective January 1, 2013 as follows:

1. Section 3.01, “Participant Base Compensation Deferrals,” subsection (b) is restated as follows:

(b) A Participant may elect to defer a stated percentage (up to 100%) or a flat dollar amount of his Base Compensation under this Plan. An election to participate in this Plan for any Plan Year, and the percentage or dollar amount of a Participant’s Base Compensation that a Participant has elected to contribute to this Plan, shall be irrevocable for the Plan Year. Any Participant deferral election made hereunder shall continue in effect for the applicable Plan Year (or portion thereof). A new Enrollment Agreement must be completed within the required time frame for each Plan Year (or portion thereof) and Section 5.03, relating to the form of distribution, shall apply to each separate Base Compensation deferral election.

2. Section 3.02, “Bonus Deferrals,” subsection (b) is restated as follows:

(b) A Participant may elect to defer a stated percentage (up to 100%) or a flat dollar amount of his Bonus Compensation under this Plan. An election to participate in this Plan with respect to the Bonus Compensation, and the percentage or dollar amount of a Participant’s Bonus Compensation that a Participant has elected to contribute to this Plan, shall be irrevocable for the applicable Bonus Compensation payment. Any Participant deferral election made hereunder shall apply to the applicable Bonus Compensation payment. A new Enrollment Agreement must be made within the required time frame for each Bonus Compensation payment and Section 5.03, relating to the form of distribution, shall apply to each separate Bonus Compensation deferral election.

Savings Equalization Plan of Newmont

Amendment Two Effective January 1,2013

3. Section 3.03, “Company Deferrals,” is restated as follows:

Section 3.03. Company Deferrals.

(a) Company Deferrals Prior August 1, 2013. Effective prior to August 1, 2013, the Company shall cause to be credited to a Participant’s Account for each Plan Year an amount equal to the Participant’s contributions made pursuant to Sections 3.01 and 3.02 of the Plan in respect of such Plan Year; provided, however, that such Company Deferrals shall not exceed 6% of the Participant’s Compensation. Company matching contributions shall first be made to the Savings Plan up to the maximum permissible amount allowed by the Savings Plan prior to Company Deferrals being made to this Plan. In no event shall the total Company Deferrals under this Plan plus the Company matching contributions under the Savings Plan in the same Plan Year exceed $12,000, in the aggregate, in respect of any such Participant. All such amounts shall be credited to the Participant’s Account as soon as practicable and after the Company is able to determine the amount of such Company Deferrals to be made for the Participant to this Plan. The Company Deferral shall be deemed to be made in shares of Company Stock or cash in the Company’s sole discretion in accordance with and to the extent consistent with procedures approved by the Administration Committee or its delegate.

(b) Company Deferrals on and after August 1, 2013. Effective on and after August 1, 2013, the Company will not make Company Deferrals to this Plan.

4. Section 5.02, “Time of Distribution,” subsection (b), “Election of Timing of Distribution,” is restated as follows:

(b) Election of Timing of Distribution. Except as otherwise provided in Section 5.05 of the Plan, a Participant shall separately elect, at the time of each deferred election, to receive his or her benefit at a point in time or upon an event provided for under the Plan; provided, however, that the occurrence of an event described in paragraph (c) or (d) of this Section shall override such election. A Participant’s election options concerning the timing of his distributions shall include:

(i) The earlier of a specific date which occurs no earlier than December 31 of the second Plan Year following the Plan Year in which the deferrals designated for distribution were earned or the date of the Participant’s Separation from Service, or

(ii) Upon the date of Separation from Service, or

(iii) A specific date which occurs no earlier than December 31 of the second Plan Year following the Plan Year in which the deferrals designated for distribution were earned.

A Participant may elect a separate form of distribution pursuant to Sections 5.03 and 5.05 with respect to each election under this Section and, if a distribution pursuant to subsection (b)(i) of this Section is elected, a Participant may make a separate election under Section 5.03 or 5.05 with respect to each of the different potential distribution dates under subsection (b)(i) of this Section.

5. The Administration Committee or its delegate is hereby authorized to take any action necessary or advisable to implement this amendment.

Pension Equalization Plan of Newmont

Amendment One Effective January 1, 2013

The foregoing was adopted this 31 day of July, 2013.

NEW MONT USA LIMITED

By	/s/ William N. MacGowan III
Name	William N. MacGowan III
Title	Executive Vice President
HR and Communications

Pension Equalization Plan of Newmont

Amendment One Effective January 1, 2013